SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 6/17/98           10,000             9.5063
               THE GABELLI ASSET FUND
                                 7/20/98            5,000             8.3000
               THE GABELLI CAPITAL ASSET FUND
                                 7/28/98           20,000             7.8781
                                 6/11/98            5,000             8.9125
          GAMCO INVESTORS, INC.
                                 7/27/98            2,000             7.5250
                                 7/06/98            2,000             9.7500
                                 6/26/98            5,000-           10.0125
                                 6/17/98           10,000             9.4848
                                 6/15/98            7,000             8.9583
                                 6/11/98            6,000             9.0000
          GAMCO INVESTORS, INC.
                                 7/28/98            3,000             7.7578
                                 7/27/98            2,000             7.4688
                                 7/27/98            3,000             7.5250
                                 7/08/98              300              *DI
                                 7/02/98            4,800             9.7500
                                 6/30/98            5,000            10.1250
                                 6/30/98            1,200             9.7500
                                 6/30/98           22,000             9.8972
                                 6/29/98            8,000            10.3094
                                 6/29/98            2,000            10.2500
                                 6/18/98            3,400            10.3585
                                 6/17/98            4,000             9.4848
                                 6/17/98            5,000             9.3438
                                 6/17/98            4,600             9.3207
                                 6/16/98            1,500             9.1208
                                 6/15/98            2,000             8.9583


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
              OWNERSHIP.